UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2017

VerifyMe, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31927	23-3023677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

409 Boot Road Downington, PA		19335
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (212) 994-7002

  _____________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On November 27, 2017, the Audit Committee (the “Audit Committee”) of VerifyMe, Inc. (the “Company”) approved the dismissal of Morison Cogen LLP (“Former Auditor”) as the Company’s independent registered public accountant.

During the Company’s two most recent fiscal years, and through the date of their dismissal: (i) there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Auditor would have caused the Former Auditor to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years, and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided the Former Auditor with a copy of this Form 8-K and requested that the Former Auditor provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not the Former Auditor agrees with the above disclosures. A copy of the Former Auditor’s letter, dated November 27, 2017, is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

16.1	Former Auditor Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VerifyMe, Inc.

Date: December 1, 2017	By:	/s/ Patrick White
	Name:	Patrick White
	Title:	President